Exhibit 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

TO COMPLY WITH

INTERNAL REVENUE CODE SECTION 409A

THIS AMENDMENT (“Amendment”) is entered into effective as of January 1, 2009 and amends the Employment Agreement dated as of April 3, 2008 (the “Agreement”) by and between KENNETH A. PALADINO (“Executive”) and TII NETWORK TECHNOLOGIES, INC. (the “Company”).

WITNESSETH:

WHEREAS, the Company and Executive (collectively, the “Parties”) wish to amend the terms of the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 5.B of the Agreement shall be amended by adding the following at the end thereof:

Any Bonus earned for any given period shall be paid to Executive in a single lump sum payment at the same time as bonuses with respect to such period are paid to executive officers of the Company, but no later than 74 days after the end of such period.

2.	Section 5.F of the Agreement shall be amended and restated in its entirety as follows:

Executive shall be entitled, in accordance with the Company’s reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Executive in the performance of his duties under this Agreement, provided Executive furnishes the Company with vouchers, receipts and other details of such expenses in the form reasonably required by the Company. Notwithstanding the foregoing, reimbursement to Executive of any given reimbursable expense shall be made as promptly as practicable following the Company’s receipt of such documentation but in any event no later than the end of Executive’s taxable year following Executive’s taxable year in which such expense is incurred. The amount of expenses reimbursed during one taxable year shall not affect the amount of expenses reimbursable by the Company during a subsequent taxable year, and the right to such reimbursement may not be exchanged or substituted for other forms of compensation to Executive.

3.	Section 6.A(1) of the Agreement shall be amended and restated in its entirety as follows:

(1)       amounts accrued prior to the effective date of resignation or termination, which shall be paid in accordance with Sections 5.A, 5.B, 5.E or 5.F, as applicable;

4.	Section 6.A(3) of the Agreement shall be amended and restated in its entirety as follows:

(3)     Executive’s beneficiary and/or dependents shall be entitled, for a period of eighteen (18) months, to continuation, at the Company’s expense (with such cost of coverage to be paid by the Company no less frequently than monthly), of (i) such benefits as are at the time of Executive’s death or termination being provided to them under Section 5.D above or any replacement benefits as may be offered to other Company executive officers’ beneficiaries or dependents in accordance with the terms of such benefit plans, and (ii) any additional benefits as may be provided during such eighteen (18) month period to dependents of the Company’s executive officers in accordance with the terms of the Company’s policies and practices:

5.	Section 6.A(4) of the Agreement shall be amended and restated in its entirety as follows:

(4)     (i) any unpaid Bonus amount relating to periods prior to the year in which the termination occurs, plus (ii) a pro rata amount of Executive’s most recent performance Bonus paid (Bonus paid in the prior period divided by number of months in such period) for each full month of employment for Executive in the year of termination, each to be paid in accordance with Section 5.B, provided that, in the event any pro rata Bonus under subclause (ii) becomes payable on account of Executive’s termination due to Disability, such pro rata Bonus shall be paid in accordance with Section 5.B but not before the date that is at least sixty (60) days following termination of Executive’s employment on account of Disability; and provided, further that the financial results of the Company in the year of termination must be substantially similar to the financial results of the Company for the period of Executive’s most recent performance Bonus.

6.	Section 6.A(5) of the Agreement shall be amended and restated in its entirety as follows:

(5)     severance payments in amounts equal to, and payable in respect of, Executive’s Base Salary existing on the date of such death or termination, which payments shall continue for eighteen (18) months following such death or termination (but such severance payments shall discontinue and no longer be payable upon Executive’s taking any action contrary to his covenants provided for in Sections 7, 8 and 9), payable in regular intervals in accordance with the Company’s payroll practices as in effect from time to time (but no less frequently than monthly), with the first payment to be made on the first regularly scheduled payroll date, as applicable, on or after the date of death or the 60th day after such termination on account of Disability. In the event of termination of Executive’s employment on account of Disability, and Executive’s death during such eighteen (18) month period, such amounts shall continue to be paid to Executive’s designated beneficiary or, in the absence of such designated beneficiary, his estate, during the balance of such eighteen (18) month period following such termination of Executive’s employment on account of Disability or such death; and

7.	Section 6.A(6) of the Agreement shall be amended and restated in its entirety as follows:

(6)      Executive’s stock options shall immediately vest in full and the stock options shall be exercisable for one (1) year from the date of termination of employment, but in no event shall any such stock option be exercised after the date such stock option would otherwise have expired under the terms of the Stock Option Contract under which the option was granted.

8.	The first sentence of Section 6.B of the Agreement shall be amended and restated in its entirety as follows:

Subject to the provisions set forth in Section 1.O requiring notice and an opportunity to cure, the Company may, immediately and unilaterally, terminate Executive’s employment hereunder for “Cause” at any time. In the event of a Termination For Cause or Executive’s voluntary resignation from employment (other than a Resignation for Good Reason), Executive shall not be entitled to receive, and the Company shall not be obligated to pay, any Base Salary, Bonus, severance salary, exercise or retention of any rights, or any other benefits, except for (i) any unpaid Base Salary accrued prior to the effective date of termination, to be paid in accordance with the Company’s regular payroll practice, but in no event later than the 30th day following such termination, (ii) any unpaid Bonus amounts earned for periods prior to the year in which the termination occurs, to be paid in accordance with Section 5.B, and (iii) those, if any, required to be extended by applicable law.

9.	Section 6.C(2)(a) of the Agreement shall be amended and restated in its entirety as follows:

a.         amounts accrued prior to the effective date of resignation or termination to be paid as applicable in accordance with Sections 5.A, 5.B, 5.E or 5.F;

10.	Section 6.C(2)(c) of the Agreement shall be amended and restated in its entirety as follows:

c.        in the event that the Company fails to renew this Agreement prior to the expiration of the initial term or any additional term of this Agreement only, (i) any unpaid Bonus amount relating to periods prior to the year in which the termination occurs, plus (ii) a pro rata amount of Executive’s most recent performance Bonus paid (Bonus paid in the prior period divided by number of months in such period) for each full month of employment for Executive in the year of termination, each to be paid in accordance with Section 5.B, provided that, such pro rata Bonus shall not be paid until the date that is at least sixty (60) days following such termination of Executive’s employment; and provided, further, that the financial results of the Company in the year of termination must be substantially similar to the financial results of the Company for the period of Executive’s most recent performance Bonus;

11.	Section 6.C(2)(d) of the Agreement shall be amended and restated in its entirety as follows:

d.         severance payments in amounts equal to, and payable in respect of, Executive’s Base Salary existing on the date of such resignation or termination, which payments shall continue to be paid, in the amounts and at the times then in effect, for eighteen (18) months following such resignation or termination (but such severance payments shall discontinue and no longer be payable upon Executive’s taking any action contrary to his covenants provided for in Sections 7, 8 and 9), payable in regular intervals in accordance with the Company’s payroll practices as in effect from time to time (but no less frequently than monthly), with the first payment to be made on the first regularly scheduled payroll date on or after the 60th day after such resignation or termination; and

12.	Section 6.C(2)(e) of the Agreement shall be amended and restated in its entirety as follows:

e.        Executive’s stock options shall immediately vest in full and the stock options shall be exercisable for one (1) year from the date of termination, but in no event shall any such stock option be exercised after the date such stock option would otherwise have expired under the terms of the Stock Option Contract under which the option was granted.

13.	Section 13 of the Agreement shall be amended by adding the following new subsections K and L:

K.       Time of Reimbursements/In-Kind Benefits.Any reimbursement to Executive provided for under the last paragraph of Section 6.A and under Section 13.B with respect to any given reimbursable expense shall be made as promptly as practicable following the Company’s receipt of vouchers, receipts and other details of such expenses, but in any event no later than the end of Executive’s taxable year following Executive’s taxable year in which such expense is incurred. The amount of expenses to be reimbursed, or the in-kind benefits to be provided, under the last paragraph of Section 6.A or under Section 13.B, as applicable, during one taxable year shall not affect the amount of expenses reimbursable, or the in-kind benefits to be provided, by the Company during a subsequent taxable year, and the right to reimbursement or in-kind benefits may not be exchanged or substituted for other forms of compensation to Executive.

L.        409A Omnibus Provision. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be paid in a manner as would avoid the tax consequences provided under Section 409A of the Code for non-compliance therewith. If Executive is a “specified employee” (as defined in Section 409A of the Code), thenpayment of any amount or provision of any benefit under this Agreement which is considered deferred compensation subject to Section 409A of the Code shall be deferred for six (6) months after termination of Executive’s employment or, if earlier, until Executive’s death, as required by Section 409A(a)(2)(B)(i) of the Code (the “409A Deferral Period”). The payments that otherwise would have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum on the first day of the month immediately following the end of the 409A Deferral Period, and the balance of the payments shall be made as otherwise scheduled. None of the Company, any of its affiliates, or any of their officers, directors, employees or representatives shall be liable to the Executive for any interest, taxes or penalties resulting from non-compliance with Section 409A of the Code.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Amendment this 31st day of December 2008.

TII NETWORK TECHNOLOGIES, INC.
By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch
Its:	Vice President - Finance

/s/ Kenneth A. Paladino
Kenneth A. Paladino

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